Exhibit (e)(15)

FOURTEENTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fourteenth amendment (this “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 (the “Agreement”) by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of September 4, 2020 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of five Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect the addition of Cabana Target Drawdown 5 ETF, Cabana Target Drawdown 7 ETF, Cabana Target Drawdown 10 ETF, Cabana Target Drawdown 13 ETF, and Cabana Target Drawdown 16 ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the Effective Date.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Mark Fairbanks
Name:	J. Garrett Stevens	Name:	Mark Fairbanks
Title:	President	Title:	Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of September 4, 2020

FUNDS

The High Yield ETF

Saba Closed-End Funds ETF

Qraft AI-Enhanced U.S. Large Cap ETF

Qraft AI-Enhanced U.S. Large Cap Momentum ETF

Armor US Equity Index ETF

Qraft AI-Enhanced US High Dividend ETF

Cabana Target Drawdown 5 ETF
Cabana Target Drawdown 7 ETF
Cabana Target Drawdown 10 ETF
Cabana Target Drawdown 13 ETF
Cabana Target Drawdown 16 ETF

A-1